                                                                    Exhibit 3.83


                            CERTIFICATE OF AMENDMENT

                                       OF

                      CAPSTAR HARTFORD COMPANY, L.L.C.

     1. The name of the limited liability company is CAPSTAR HARTFORD COMPANY, L.L.C.

     2. The Certificate of Formation of the limited liability company is hereby amended as follows:

          "2.   The address of its registered office in the State of Delaware is
Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is: The Corporation Trust Company."

     3.   This Certificate of Amendment shall be effective on July 1, 1998.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of CAPSTAR HARTFORD COMPANY, L.L.C. this 24th day of June, 1998.


                                       /s/ Christopher L. Bennett
                                       ---------------------------------------
                                       Christopher L. Bennett
                                   By: Authorized Person

                            CERTIFICATE OF FORMATION

                                       OF

                      CAPSTAR HARTFORD COMPANY, L.L.C.

     This Certificate of Formation of CAPSTAR HARTFORD COMPANY, L.L.C. (the "LLC"), dated as of March 17, 1998, is being duly executed and filed by William Reynolds, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et. seq.).

          FIRST.    The name of the limited liability company formed hereby is
CapStar Hartford Company, L.L.C.

          SECOND.   The address of the registered office of the LLC in the
State of Delaware is United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901.

          THIRD.    The name and address of the registered agent for service of process on the LLC in the State of Delaware is United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                       /s/ William Reynolds
                                       ---------------------------------------
                                       William Reynolds
                                       Authorized Person